Exhibit 3.1
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
FORD CREDIT AUTO RECEIVABLES LLC
     THIS Amended and Restated Certificate of Formation of Ford Credit Auto Receivables LLC (the “Company”), dated as of July 27, 2001, has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of 6 Del. C. § 18-208, to amend and restate the original Certificate of Formation of the Company, which was filed on August 18, 1997, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
     The Certificate is hereby amended and restated in its entirety to read as follows:
     1. Name. The name of the limited liability company formed and continued hereby is Ford Credit Floorplan LLC.
     2. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the date first-above written.

By:	/s/ Emily E. Smith-Sulfaro
EMILY E. SMITH-SULFARO
Authorized Person

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
FORD CREDIT AUTO RECEIVABLES LLC
     Ford Credit Auto Receivables LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the “Act”), for the purpose of amending and restating its Certificate of Formation filed with the Office of the Secretary of State of Delaware on August 18, 1997, hereby certifies that its Certificate of Formation is amended and restated to read in its entirety as follows:
     1. The name of the limited liability company is Ford Credit Floorplan LLC (the “Company”).
     2. The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. This Amended and Restated Certificate of Formation will become effective on the 27th day of July, 2001.
     IN WITNESS WHEREOF, this Amended and Restated Certificate of Formation has been duly executed on this 27th day of July, 2001 and is being filed in accordance with Section 18-208 of the Act by an authorized person.

/s/ Emily Smith-Sulfaro
EMILY SMITH-SULFARO
Authorized Person